Exhibit 99.1

Modern Media Acquisition Corp. Announces Pricing of $180 Million Initial Public Offering

NEW YORK, May 12, 2017 /Business Wire/ — Modern Media Acquisition Corp. (the “Company”) has announced the pricing of its initial public offering of 18 million units at an offering price of $10.00 per unit, each unit consisting of one share of the Company’s common stock, one right and one-half of one warrant. Each right will entitle the holder thereof to receive one-tenth of one share of the Company’s common stock (without payment of additional consideration) upon the consummation of the Company’s initial business combination. Each whole warrant will entitle the holder thereof to purchase one share of the Company’s common stock at $11.50 per share. Modern Media Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with a target company. The Company intends to seek a target company with an enterprise value of approximately $500 million to $1.5 billion. The proceeds of the offering will be used to fund such business combination.

The offering is expected to close on May 17, 2017 and the units are expected to begin trading on May 12, 2017 on the NASDAQ Capital Market (“NASDAQ”) under the symbol “MMDMU”. The common stock, rights and warrants comprising the units will begin separate trading on the 52nd day following the date of the prospectus, unless Macquarie Capital allows earlier separate trading. Once the common stock, rights and warrants begin separate trading, they will be listed on NASDAQ under the ticker symbols “MMDM,” “MMDMR” and “MMDMW,” respectively.

Macquarie Capital is acting as sole bookrunner of the offering and EarlyBirdCapital, Inc., Cowen and Company, LLC and I-Bankers Securities, Inc. are acting as co-managers of the offering. Modern Media Acquisition Corp. has granted the underwriters a 45-day option to purchase up to an additional 2.7 million units to cover over-allotments, if any, in the public offering.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission on May 11, 2017.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Macquarie Capital, Attn: Syndicate Department, 125 West 55th Street, L-22, New York, New York 10019, telephone: 212-231-0440, or by emailing: MacquarieEquitySyndicateUSA@macquarie.com; EarlyBirdCapital, Inc., Attn: Jillian Carter, 366 Madison Avenue, 8th Floor, New York, New York 10017, telephone: 212-661-0200, or by emailing: jcarter@ebcap.com; Cowen and Company, LLC c/o Broadridge Financial Services., Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone: (631) 274-2806; and I-Bankers Securities, Inc., Attn: Chris Nash, 535 5th Avenue, 4th Floor, New York, New York 10017, telephone: 214-687-0020, or by emailing: Chris@ibsgroup.net.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements are statements other than historical fact, and may include statements regarding Modern Media Acquisition Corp.’s (“Modern Media” or the “Company”) expectations, beliefs, intentions or strategies regarding future actions or events, including the closing of the initial public offering, the Company’s ability to acquire an operating company and thereafter successfully operate any acquired company and the Company’s ability to identify and effect a combination with a target with the desired enterprise value. The forward-looking statements contained in this press release are based on Modern Media’s current expectations and beliefs concerning potential future developments and events, and their potential effects on Modern Media. There can be no assurance that any such future developments or events affecting Modern Media will be those that it has anticipated. Forward-looking statements involve a number of risks, uncertainties (some of which are beyond Modern Media’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the U.S. Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. Modern Media undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Contact:

Lewis W. Dickey, Jr.

President and Chief Executive Officer

Modern Media Acquisition Corp.

ldickey@modernmediaco.com